EXHIBIT 10.2

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (the "Agreement"), effective as of the date that it is signed by the last party to sign it as indicated on the signature page (the "Effective Date") is made by and between ITUS Corporation, formerly known as CopyTele, Inc., having a principal place of business at 900 Walt Whitman Road, 2nd Floor, Melville, New York 11747 ("ITUS"), and AU Optronics Corporation, having a principal place of business at No. 1, Li-Hsin Rd. 2, Hsinchu Science Park, Hsinchu 30078, Taiwan, Republic of China ("AUO") (collectively, the "Parties" or either individually, a "Party").

RECITALS

WHEREAS, Assignor is willing to sell, convey, and assign to Assignee, and Assignee is willing to purchase and receive from Assignor, certain patent rights as further described herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Parties agree as follows:

AGREEMENT

1.0

DEFINED TERMS

Unless otherwise defined, capitalized terms used herein shall have the following meanings:

1.1

"Affiliate" means a Person that presently or in the future controls, is controlled by, or is under common control with a Party. For the purposes of this definition, "control" shall mean direct or indirect ownership of greater than fifty percent (50%) of the voting power, capital or other securities of a Person or the power otherwise to direct or cause the direction of the management and policies of the Person.

1.2

“EPD" means electrophoretic display.

1.3

"EPD Agreement" means that certain contract titled "Exclusive License Agreement" entered into by and between CopyTele Inc. and AU effective May 27, 2011. For the avoidance of doubt, the EPD Agreement was designated Hearing Exhibit 2 during the Arbitration, and bears control numbers COPYTELE-0000584-614.

1.4

"EPD Patents" means any and all patents and/or patent applications relating to EPD technology filed by, issued or assigned to, or otherwise owned or controlled by Assignor and/or its Affiliates, Subsidiaries, or predecessor(s) including CopyTele, Inc., anywhere in the world, before the fifth anniversary of the effective date of the EPD Agreement, as well as all divisionals, continuations, continuations-in-part, reissues, reexaminations, utility models, foreign counterpart, parents and/or extensions in connection therewith. For the avoidance of doubt, the EPD Patents include without limitation the patents and patent applications identified in Attachment I to Appendix A, hereto.

1.5

"Person" means any individual or firm, association, organization, joint venture, trust, partnership, corporation, or other collective organization or entity.

1.6

"Subsidiary- in respect of a Person means an Affiliate that is controlled by such

Person as the term control is used in the definition of Affiliate.

2.0

PATENT ASSIGNMENT

2.1

Assignment. Assignor agrees to and hereby does assign to AUO its entire right, title and interest in and to the EPD Patents, know-how transferred by ITUS to AUO prior to the Effective Date and trade secrets, if any, and all benefits, privileges, causes of action, and remedies relating thereto throughout the world, including, without limitation, exclusive rights to: (a) apply for and maintain all registrations, renewals and/or extensions thereof, (b) bring actions and recover damages for past, present and future infringement or other violation thereof, and (c) grant licenses or other interests therein (the "Assignment"). The date on which payment of the Purchase Price is received by ITUS and the transfer of the EPD Patents becomes effective shall be referred to herein as the "EPD Closing Date."

2.2

Recordation. For purposes of recordation of such Assignment with the United States Patent and Trademark Office and foreign patent offices with respect to presently existing EPD Patents, the Parties shall execute within 48 hours of the EPD Closing Date the Form of Patent Assignment Agreement attached as Appendix A. Without limiting Section 2.3. Assignor agrees to execute such further instruments as Assignee believes are necessary to perfect and record the Assignment with respect to existing EPD Patents issued or applied for registration in countries that require assignments in a form other than that attached as Attachment 1 to Appendix A hereto.

2.3

Further Assurances. If Assignee is unable for any reason, after reasonable effort, to secure the Assignor's signature on any document needed in connection with the actions specified in this Section 2. Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by the Assignor.

3.0

CONSIDERATION

3.1

Fee. In consideration of the rights granted Assignee hereunder, Assignee shall pay to Assignor the sum of seven million United States Dollars ($7,000,000) (the "Fee"), which amount will be payable in full on or before December 31, 2014.

3.2

Payment. Unless otherwise agreed by Assignor in writing, Assignee shall pay the Fee by wire transfer of immediately available funds to Assignor's designated bank account as follows, with any bank processing fees charged by Citibank to be borne solely by Assignor.

Bank Name:                 Citibank, F.S.B.

San Francisco Private Banking

Bank Address:              One Sansome Street, 24th Floor

San Francisco, California 94104

(415) 627-6037

Account No.:                Withheld

ABA Routing No. :       Withheld

To Credit:                     State Bar Attorney Client Trust,

Lieff Cabraser Heimann &

Bernstein

3.3

Taxes. All taxes imposed as a result of the existence or performance of this Agreement shall be borne and paid by the Party required to do so by applicable law; provided, however, that, if so required by applicable law, Assignee shall either (a) withhold the amount of any national taxes levied by the Government of the Republic of China (Taiwan) on any payment by Assignee hereunder, and shall promptly pay such amount to the appropriate tax authorities of the Government of the Republic of China (Taiwan) or (b) apply for the appropriate exemption. In either case, Assignee shall ensure that Assignor receives the full amount set forth in Section 3.1 on or before December 31, 2014. Assignor shall provide Assignee with reasonable assistance in either seeking an exemption or in obtaining a refund for any taxes paid, and any such refund shall go to Assignee. Assignor will be responsible for payment of any non-Taiwanese taxes on its own net income arising from its receipt of the Fee.

3.4

Costs and Expenses. The Parties agree that each Party is responsible for its own attorneys' fees, expenses, and costs relating to the preparation and execution of this Agreement.

4.0 WARRANTIES

4.1

Authorization. Each Party represents and warrants that it has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on behalf of each Party. The Parties acknowledge that some of the EPD Patents have expired and/or have been abandoned, including without limitation, for failure to pay maintenance fees.

4.2

No Conflicts. Each Party represents and warrants that it has not and will not enter into any other agreement or understanding in conflict with the provisions contained in this Agreement.

4.3

Assignor Warranties. Assignor represents and warrants as follows:

4.3.1

It is the sole and exclusive owner of the EPD Patents and has all rights, title, interest, and privileges arising from such ownership, free and clear of any liens, security interests, encumbrances, rights or restrictions of any kind or nature;

4.3.2

All patents and patent applications meeting the definition of EPD Patents are assigned by virtue of this Agreement when the last Party has executed the Form of Patent Assignment Agreement attached hereto as Appendix A.

4.3.3

Neither Assignor, nor, to its knowledge any predecessor owner of any of the EPD Patents has assigned, licensed, granted covenants not to sue, transferred or otherwise conveyed to any other Person any rights, title, interest or privileges with respect to the EPD Patents or other patents or applications that, were they filed by, issued or assigned to, or otherwise owned or controlled by Assignor and/or its Affiliates, Subsidiaries, or predecessor(s) including CopyTele, Inc., would be EPD Patents; and

5.0

CONFIDENTIALITY

5.1

Confidentiality Obligation. The terms of this Agreement (but not any patent assignments intended to be publicly filed, such as those based on Appendix A) and all correspondence relating to this Agreement, as well as any non-public financial information exchanged by the Parties hereunder, are confidential, and no Party shall disclose such terms and particulars to any third party except: (i) to the extent that the disclosure of the terms of this Agreement and/or the Parties' Settlement Agreement may be required by applicable law, regulation or order of a governmental authority of competent jurisdiction (including any securities regulatory body or exchange, (ii) during the course of litigation or arbitration so long as the disclosure of such information is subject to the same restrictions as is the confidential information of the other litigating parties, and such restrictions are embodied in a court or arbitral tribunal-entered protective order limiting disclosure to outside counsel and such disclosing Party, (iii) in confidence to the professional legal and financial counsel representing such Party, (iv) in confidence to a Party's Affiliates (v) in confidence to a potential acquirer, investor or lender in connection with a merger, acquisition or financing and its professional legal and financial counsel. Notwithstanding the foregoing, to the extent that the terms of this Agreement and/or the Parties' Settlement Agreement have been disclosed publicly to a governmental authority, the terms of the agreements may no longer be treated as confidential information.

5.1

Publicity. Neither party shall issue any press release regarding this Agreement

(except as permitted in Section 5.1 with respect to required filings with a governmental authority) other than the single press release attached in Appendix E to the Settlement Agreement. Nothwithstanding this provision, nothing in this Agreement is intended to or shall limit either Party's ability to disclose the terms of this Agreement as required by law to a governmental authority such as a securities regulatory body. In addition, nothing in this Section 5 is intended to or shall limit either Party's ability to truthfully answer any questions about or discuss the terms of this Agreement with third parties and/or shareholders.

6.0

 NOTICES

All notices, consents, waivers and other communications under this Agreement must be both in writing and by email and written notices shall be deemed to have been duly given: (a) when delivered by hand (including by overnight courier) (with written confirmation of receipt), or (b) within one (1) business day (i.e., a day other than a Saturday or Sunday on which banks are open for business in both New York City and Taipei), if sent by a delivery service (prepaid, receipt requested) or internationally recognized overnight courier or (c) within three (3) business days, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a Party may designate by written notice to the other Parties):

For Assignee:

For Assignor:

AU Optronics Corporation

ITUS Corporation

Attention: Hank Liu

Attention: Robert Berman, CEO

No. 1. Li-Hsin Rd. 2

 12100 Wilshire Blvd, Suite 1275

Hsinchu Science Park

 Los Angeles, CA 90025

Hsinchu 30078

 (310) 309-2122

Taiwan, Republic of China

hank.m.liu@auo.eom

 With a copy to: rberman@ituscorp.com

linkha@auo.com

 and tstender@ituscorp.com

                                                                                     With a copy to:

With a copy to:

  Eric B. Fastiff

Lawrence Gotts

  Lieff, Cabraser, Heimann & Bernstein

Latham & Watkins LLP

  LLP

555 Eleventh Street, NW

  275 Battery Street, 29th Floor

Suite 1000

              San Francisco, CA 94111-1000

Washington, D.C. 20004-1304

With a copy to:

  With a copy to:

lawrence.gotts@lw.com                              efastiff@lchb.com

7.

 MISCELLANEOUS

7.2

Entire Agreement; Amendment. This Agreement cannot be modified, terminated or amended in any respect orally or by conduct of the Parties. Any termination, modification, or amendment may be made only by a writing signed by all Parties.

7.3

Counterparts. This Agreement may be executed in several counterparts, each of which is deemed to be an original but all of which constitute a one and the same instrument.

7.4

Interpretation. The headings inserted in this Agreement are for reference only and are not intended to form any part of the operative portion of this Agreement, and they shall not be employed in the interpretation or application of this Agreement. Each Party and counsel have reviewed and approved this Agreement, and accordingly any presumption or rule of construction permitting ambiguities to be resolved against the drafting party shall not be employed in the interpretation or application of this Agreement. "Including" and Include" always mean "including" or "include" without limitation.

7.5

Arbitration: Governing Law. The rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with laws of the State of California. Any dispute in connection with this Agreement shall be submitted to arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The place of arbitration shall be San Francisco, California. The arbitration will be heard before the same panel as heard the Arbitration (to the extent such panel is available). In the event of any such action to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to its reasonable attorneys' fees, including without limitation, the costs, expenses and attorneys' fees on any appeal.

7.6

Integration. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior or collateral agreements, negotiations and communications in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either Party or its Affiliates.

[Rest of Page Left Blank; Signature Page Follows]

This Agreement has been duly executed by the Parites to be effective as of the Effective Date.

AU OPTRONICS CORPORATION	ITUS CORPORATION

By: /s/ Linh Ha	By: /s/ Robert A. Berman
Name: Linh Ha	Name: Robert A. Berman
Its: General Counsel-Americas	Its: CEO
Dated: 12-28-14	Dated: December 29, 2014

0

APPENDIX A

FORM OF PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT (“Patent Assignment”), effective as of

, is by and among ITUS Corporation, formerly known as CopyTele, Inc.  (“Assignor”), and AU Optronics Corporation (“Assignee”).

Assignor represents and warrants that it owns all right, title, and interest in and to the patents and patent applications listed on Attachment 1 hereto (the “Assigned Patents”).

Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Assigned Patents and all benefits, privileges, causes of action, and remedies relating thereto throughout the world, including, without limitation, exclusive rights to: (a) apply for and maintain all registrations, renewals and/or extensions thereof, (b) bring actions and recover damages for past, present and future infringement or other violation thereof, and (c) grant licenses or other interests therein.

Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks and any other applicable governmental entity or registrar (including any applicable foreign or international office or registrar), to record Assignee as the owner of the Assigned Patents, and to issue any and all Assigned Patents to Assignee, as assignee of Assignor’s entire right, title and interest in, to, and under the same. Assignee shall have the right to record this Patent Assignment with all applicable government authorities and registrars so as to perfect its ownership of the Assigned Patents.

Assignor shall provide Assignee, its successors, assigns or other legal representatives, reasonable cooperation and assistance at Assignee’s request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required) as are requested by Assignee to effect, register, maintain, defend, enforce or otherwise exploit the rights assigned herein, including: (a) the preparation and prosecution of any applications or registrations assigned herein; and (b) the prosecution or defense of any interference, opposition, reexamination, reissue, review, infringement or other proceedings that may arise in connection with any of the rights assigned herein, including, but not limited to, testifying as to any facts relating to the rights assigned herein. If Assignee is unable for any reason, after reasonable effort, to secure the Assignor’s signature on any document needed in connection with the actions specified above, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by the Assignor.

This Patent Assignment and any and all proceedings commenced in connection with or relating to this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard of the laws that might otherwise govern under the applicable principles of conflict of laws of the State of California.

IN WITNESS WHEREOF, the undersigned have caused this Patent Assignment to be executed as of the date above first written.

ITUS Corporation

By: _______________________________

Title: ______________________________

Date: ______________________________

THE [STATE/COMMONWEALTH/COUNTRY] OF [          ]

County of

This instrument was executed before me on this ___ day of _______________, ______, by

_____________, the                   (title) of ITUS Corporation, a Delaware corporation, on

Behalf of said corporation.

_______________________________

Notary Public in and for

The [State/Commonwealth] of [          ]

            _______________________________

Printed of Typed Name of Notary

My commission expires ___________

Acknowledged and accepted by:

AU Optronics Corporation

By: _______________________________

Title: ______________________________

Date: ______________________________

Appendix A Attachment 1 / EPD Patents

Patent #	Application #	Title	Countries
NOA	14/269,099	Dual particle electrophoretic display and method of manufacturing same.	US
8754845	13/589,613	Manufacturing an EPD	US
8629833	12/932,191	SINGLE PARTICLE ELECTROPHORETIC DISPLAY AND METHOD OF MANUFACTURING SAME	US
8519944	12/932,088	Dual particle electrophoretic display and method of manufacturing same.	US
8436807	12/931,983	Single particle electrophoretic display and method of manufacturing same.	US
8248362	12/932,089	Method of Manufacturing an Electrophoretic display	US
7289101	09/640,514	Multi-color electrophoretic image display	US
6194488	09/259,769	Method for making polymer-coated pigment particles using initiator-treated pigments	US
6117368	08/361,891	Black and white electrophoretic particles and method of manufacture	US
6113810	08/383,667	Methods of preparing electrophoretic dispersions containing two types of particles with different colors and opposite charges	US
5964935	08/916,895	Initiator-treated pigment particles and method for preparing same	US

4889603	07/281,701	Methods of Eliminating Gas Bubbles in an Electrophoretic Display	US
4892607	07/208,854	Chip Mounting Technique for Display Apparatus	US
4947157	07/252,598	Apparatus and Methods for Pulsing the Electrodes of an Electrophoretic Display for Achieving Faster Display Operation	US
4947159	07/182,436	Power Supply Apparatus Capable of MultiS Mode Operation for an Electrophoretic Display Panel	US
5006212	07/166,430	Methods Enabling Stress Free Patterning of Chrome on Layers of Organic Polymers	US
5077157	07/440,787	Methods of Fabricating Dual Anode Flat Panel Electrophoretic Display	US
5250938	07/960,572	Electrophoretic Display Having Enhanced Operation	US
5254981	07/975,119	Electrophoretic Display (EPID) Employing Grey Scale Capability Utilizing Area Modulation	US
5266937	07/796,759	Method of Writing Data to an Electrophoretic Display Panel	US
5276438	07/794,969	Electrophoretic Display Panel with Internal Mesh Background Screen	US
5279511	07/964,350	Method of filling an Electrophoretic Display	US
5279694	07/950,640	Chip Mounting Techniques for Display Apparatus	US
5293528	07/841,380	Electrophoretic Display Panel & Associated Methods for Providing Single Pixel Erase Capability	US
5298833	07/901,755	Black Electrophoretic Particles for an Electrophoretic Image Display	US
5302235	07/719,021	Dual Anode Flat Panel Electrophoretic Display Apparatus	US
5304439	08/006,471	Electrophoretic Display Panel with Interleaved Local Anode	US
5315312	08/108,846	Electrophoretic Display Panel with Tapered Grid Insulators	US
5345251	08/002,623	Electrophoretic Display Panel with Interleaved Cathode and Anode	US
5359346	08/088,615	Electrophoretic Display Panel and Associated Methods for Blinking Displayed Characters	US
5380362	08/092,749	Suspension for Use in Electrophoretic Image Display System	US
5403518	08/161,315	Formulation for Improved Electrophoretic Display Suspensions and Related Methods	US
5411656	08/106,395	Gas Absorption Additives for Electrophoretic Suspensions	US

5412398	08/208,136	Electrophoretic Display Panel and Associated Methods for Blinking Displayed Characters	US
5450069	08/264,412	Data/ Facsimile Telephone Subset apparatus Incorporating Electrophoretic Displays- (File Wrapper Continuing Procedure)	US
5459776	08/184,852	Data/ Facsimile Telephone Subset apparatus Incorporating Electrophoretic Displays- (File Wrapper Continuing Procedure)	US
5460688	08/058,532	Dual Anode Flat Panel Electrophoretic Display Apparatus	US
5707738	08/306,134	Black Electrophoretic Particles and Method of Manufacture	US
5783614	08/803,716	Polymeric -Coated Dielectric Particles and Formulation and Method for Preparing Same	US
5835577	08/363,543	Multi-Functional Personal Telecommunications Apparatus	US
5932633	08/916,855	Method for Making Polymer-Coated Pigment Particles Using Initiator Treated Pigments	US
6148066	09/149,324	Multi-Functional Personal Telecommunications Apparatus	US
6198809	09/096,800	Multi-Functional Personal Telecommunications Apparatus	US
CN1138385A	95191133.3	1. Portable Telecommunications Device removable Electrphoretic Display (1CN)	China
CN1149894A	95193241.1	2. Fluorinated Dielectric Suspension For Electryphoretic Image Displays and related Methods (2CN)	China
CN1250528A	98803360.7	3. High Speed Solid State Optical Display (4CN)	China
CN1250457A	98803274.0	4. Polymeric Coated Dialectric Particles and Formulation and Method for Preparing Same (5CN)	China
2958114	502927	1. Electrophoretic Display Employing Grey Scale Capability Utilizing Area Modulation (2J)	Japan
2586181	11224/95	2. Semitransparent Electrophoretic Information Displays (EPID) Employing Mesh-Like Electrodes (6J)	Japan
2738462	510302/91	3. Methods of Fabricating Dual Anode, Flat Panel Electrophoretic Display Apparatus (7J)	Japan
2916260	511968/92	4. Electrophoretic Display Panel with Tapered Grid Insulators and Associated Methods (10J)	Japan
2603037	507403/92	5. Electrophoretic Display Panel with Plural Electrically Independent Anode Elements (12J)	Japan
2994750	515659/91	6. Electrophoretic Display Panel with Internal Mesh Background Screen (13J)	Japan
3002537	505133/92	7. Methods of Writing Data to an Electrophoretic Display Panel (14J)	Japan
2825653	506132/92	8. Electrode Structure for an Electrophoretic Display Apparatus (15J)	Japan
2740048	516215	9. Electrophoretic Display Panel with Interleaved Cathode and Anode (23J)	Japan
2916260	511968	10. Electrophoretic Display Panel with Tapered grid insulators and Associated Methods (10J)	Japan
3192150	515676	11. Formulation for Improved Electrophoretic Display Suspension and Related Methods (31J)	Japan
0325013	88300448.3	1. Electrophoretic Display Panel Apparatus (1 EU)*	BE DE FR GB IT NL SE
0344367	88304003.2	2. Monolithic Flat Panel Display Apparatus (2 EU)	BE DE FR GB IT NL SE
0448853	90303210.0	3. Semi Transparent Electrophoretic Information Displays (EPID) Employing Mesh Like Electrodes (3 EU)	AT BE CH DE DK ES FR GB GR IT LI LU NL SE
0570995	93112534.8	4. Semi Transparent Electrophoretic Information Displays (EPID) Employing Mesh Like Electrodes (3A EU)	AT BE CH DE DK ES FR GB GR IT LI LU NL SE
0396247	90303243.1	5. Dual Anode Flat Panel Electrophoretic Display Apparatus (5 EU)	AT BE CH DE DK ES FR GB GR IT LI LU NL SE
0417362	89309376.5	6. Data/Facsimile Telephone Subset Apparatus Incorporating Electrophoretic Display (6 EU)	BE DE FR GB IT NL SE
0363030	89309317.9	7. Apparatus and Methods for Pulsing the Electrodes of an Electrophoretic Display for Achieving faster Display Operation (7 EU)	BE DE FR GB IT NL SE
0586373	91911607.9	8. Methods of Fabricating Dual Anodes Flat Panel Electrophoretic Displays (8 EU)	BE DE FR GB NL
0595812	92902841.3	9. Electrophoretic Display Employing Grey Scale Capability Utilizing Area Modulation (9 EU)	DE FR GB
0600878	91916261.0	10. Electrophoretic Display Panel with Internal Mesh Background Screen (10 EU)	BE DE FR GB NL
0604423	92904723.1	11. Method for Writing Data to an Electrophoretic Display Panel (11 EU)	BE DE FR GB
0607145	92905859.2	12. Electrode Structure for an Electrophoretic Display Apparatus (12 EU)	BE DE FR GB NL
0577738	92910099.8	13. Electrophoretic Display Panel with Semi Conductor Coated Eliments (13 EU)	EE DE FR GB NL
0575475	92907776.6	14. Electrophoretic Display Panel with Plural Electricrically Independent Anode Elements (15 EU)	BE DE FR GB NL
0601075	92919087.4	15. Electrophoretic Display Panel with Single Character Erasure (16 EU)	NL FR GB BE
0601072	92919073.4	16. Electrophoretic Display Panel with Interleaved Local Anode (17 EU)	BE DE FR GB NL
0632919	93904694.2	17. Electrophoretic Display Panel for Blinking Displayed Characters (18 EU)	BE DE FR GB IT NL
0628194	93904812.0	18. Electrophoretic Display Panel and Associated Methods Providing Single Pixel Erase Capability (19 EU)	BE DE FR GB IT NL
0679284	94905600.6	19. Electrophoretic Display Panel with Interleaved Cathode Anode (20 EU)	BE DE FR GB IT NL
0746639	94901175.3	20. Method of Filling an Electrophoretic Display (22 EU)	BE DE FR GB IT NL
0685101	94907380.3	21. Electrophoretic Display with Arc Driven Individual Pixels (23 EU)	BE DE FR GB IT NL
0708798	94920792.2	22. Suspension for Use an Electrophoretic Image Display Systems (32 EU)	BE DE FR GB IT NL
Abandoned	12/932,158	Four Color Electrophoretic Display	US
4598960	06/728,602	Methods and apparatus for connecting closely spaced	US
4655897	06/670,571	Electrophoretic display panels and associated methods	US
4732830	06/882,271	Electrophoretic Display Panels and Associated Methods	US
4742345	06/799,458	Electrophoretic Display Panel Apparatus and Methods Therefor	US
4746917	06/885,538	Methods and Apparatus for Operating Electrophoretic Display Between a Display and Non-Display Mode	US
4772820	06/905,570	Monolithic Flat Panel Display Apparatus	US
4833464	07/096,037	Electrophoretic Information Display Apparatus (EPID) Employing Gray Scale Capability	US
4850919	07/171,114	Monolithic Flat Panel Display Apparatus and Methods for Fabrication	US
4870677	07/093,374	Data/ Facsimile Telephone Subset Apparatus Incorporating Electrophoretic Displays	US
5028841	07/383,278	Chip Mounting Technique for Display Apparatus CIP-Div. App.	US
5041824	07/318,751	Semitransparent Electrophoretic Information Display (EPID) Employing Mesh-Like Electrodes	US
5053763	07/345,825	Dual Anode Flat Panel Electrophoretic Display Apparatus	US
5066946	07/375,056	Electrophoretic Display Panel with Selective Line Erasure	US
5177476	07/746,865	Methods of Fabricating Dual Anode Flat Panel Electrophoretic Display	US
5187609	07/675,733	Electrophoretic Display Panel with Semiconductor Coated Elements	US
5223115	07/752,184	Electrophoretic Display with Single Character Erasure	US
5223823	07/950,966	Electrophoretic Display Panel with Plural Electrically Independent Anode Elements	US
5174882	07/796,761	Electrode Structure for an Electrophoretic Display Apparatus	US
5216416	07/746,854	Electrophoretic Display Panel with Interleaved Local Anode	US
5247290	07/795,659	Method of Operation for Reducing Power,Increasing Life and Improving Performance of EPID's	US
5360689	08/065,572	Colored Polymeric Dielectric Particles & Methods of Manufacture	US
5402145	08/018,111	Electrophoretic Display Panel with Arc Driven Individual Pixels	US
5467107	08/313,987	Electrophoretic Display Panel with Selective Character Addressability	US
5498674	08/241,349	Colored Polymeric Dielectric Particles & Methods of Manufacture	US
5499038	08/180,197	Method of Operation for Reducing Power,Increasing Life and Improving Performance of EPID's	US
5508720	08/190,648	Portable Telecommunication Device with Removable Electrophoretic Display	US
5561443	08/304,943	Electrophoretic display panel with arc driven individual pixels	US
5573711	08/561,091	Planar fluorinated dielectric suspensions for electrophoretic image displays and related methods	US
5587242	08/561,249	Colored polymeric dielectric particles and method of manufacture	US
5627561	08/630,555	Electrophoretic display panel with selective character addressability	US
5643673	08/141,867	Black electrophoretic particles and method of manufacture	US
5869558	08/863,323	Black electrophoretic particles and method of manufacture	US
DES. 383750	29/052,063	Personal Telecommunications Terminal	US